Exhibit 10.3

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of April [•], 2021, is made by and among Consonance-HFW Acquisition Corp., a Cayman Islands exempted company (“CHFW”), [•], a [•], a holder of capital stock of Surrozen, Inc. (the “Company Stockholder”), and Surrozen, Inc., a Delaware corporation (the “Company”). CHFW, the Company Stockholder and the Company shall be referred to herein from time to time collectively as the “Parties”.

WHEREAS, CHFW, the Company and certain other persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) providing for the merger of a subsidiary of CHFW with and into the Company, with the Company surviving as the surviving wholly owned corporation of CHFW in such merger (the “Merger”);

WHEREAS, the Company Stockholder is the record and beneficial owner of the number of shares of common stock and number and series of preferred stock of Company as set forth on the signature page hereto (together with any other equity securities of Company that the Company Stockholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Equity Securities”); and

WHEREAS, the Company Stockholder acknowledges and agrees that CHFW and the Company would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Company Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. The Company Stockholder hereby agrees to (i) execute and deliver to the Company a written consent of the stockholders of the Company in lieu of a meeting of the stockholders (which written consent shall be delivered promptly, and in any event within five (5) Business Days following the time at which the Registration Statement / Proxy Statement (as defined in the Business Combination Agreement) is declared effective under the U.S. Securities Act of 1933) or appear (in person or by proxy) at any meeting of the stockholders of Company, and vote all of such Company Stockholder’s Subject Company Equity Securities in favor of (A) the Business Combination Agreement to be submitted to the stockholders of the Company in connection with the Merger and the other transactions contemplated by the Business Combination Agreement and (B) such other resolutions upon which a consent or other approval is required under the Company’s amended and restated certificate of incorporation or applicable law or otherwise is sought with respect to effecting the Business Combination Agreement and the Merger, and (C) against (i) any merger, purchase of all or substantially all of a third party (other than the Merger) or all of the assets of a third party or other business combination transaction with a third party (other than the Business Combination Agreement and the Merger)

(a “Competing Transaction”) or (ii) any proposal relating to a Competing Transaction and against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or any Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, or (C) result in any of the conditions set forth in Article VI of the Business Combination Agreement not being fulfilled The Company Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

Upon the failure of a Company Stockholder to timely provide its consent or vote its Subject Company Equity Securities in accordance with this Section 1 pursuant to any action by written consent of the stockholders of the Company or at any applicable meeting of the stockholders of the Company such Company Stockholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any designee thereof, and each of them individually, as such Company Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in such Company Stockholder’s name, place and stead, to deliver any action by written consent of the Company Stockholder’s concerning any of the matters specified in this Section 1 or attend any meeting of the Company Stockholders concerning any of the matters specified in this Section 1, to include such Company Subject Equity Securities in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders and to provide consent or vote such Company Stockholder’s Subject Equity Securities in any action by written consent of the Company Stockholders or at any meeting of the Company Stockholders called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1. Each Company Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

2. Transfer of Shares. The Company Stockholder hereby agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of its Subject Company Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject Company Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Company Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Subject Company Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of its Subject Company Equity Securities even if such Subject Company Equity Securities would be disposed of by a person other than the Company Stockholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder.

3. Further Assurances. Each Company Stockholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws and within the control of such Company Stockholder to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

4. No Inconsistent Agreement. Each Company Stockholder hereby represents and covenants that such Company Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Stockholder’s obligations hereunder.

5. Company Stockholder Representations and Warranties. The Company Stockholder represents and warrants to CHFW and the Company as follows:

a. The Company Stockholder is either an individual (or a revocable trust of which the individual is a trustee) or a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b. For Company Stockholders that are business entities, the Company Stockholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to perform its covenants, agreements and obligations hereunder. Each individual Company Stockholder has the personal capacity to execute and deliver this Agreement, to perform their covenants, agreement and obligations hereunder. For Company Stockholders that are business entities, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Company Stockholder. This Agreement has been duly and validly executed and delivered by the Company Stockholder and constitutes a valid, legal and binding agreement of the Company Stockholder (assuming that this Agreement is duly authorized, executed and delivered by CHFW and the Company), enforceable against the Company Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c. The execution and delivery of this Agreement by such Company Stockholder, does not, and the performance by such Company Stockholder of his, her or its obligations hereunder will not, (i) if such Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Stockholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Stockholder or such Company Stockholder’s Subject Company Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

d. There are no proceedings pending against such Company Stockholder, or to the knowledge of such Company Stockholder threatened against such Company Stockholder, before (or, in the case of threatened proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

e. Except as described on Section 3.17 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Stockholder, for which the Company or any of its Affiliates may become liable.

f. Such Company Stockholder understands and acknowledges that each of CHFW and the Company is entering into the Business Combination Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement.

6. Waiver of Appraisal Rights. Such Company Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger or appraisal or dissenters’ rights that it may at any time have under applicable Laws, including Section 262 of the DGCL.

7. Termination of Investor Agreements and Certain Other Agreements. Such Company Stockholder, by this Agreement hereby agrees that, subject to and effective immediately prior to the Closing, that Amended and Restated Investors’ Rights Agreement, dated as of May 29, 2020, by and among the Company and the Company Stockholder parties thereto, the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 29, 2020, by and among the Company and the Company Stockholders party thereto and the Amended and Restated Voting Agreement, dated as of May 29, 2020, by and among the Company and the Company Stockholders parties thereto and any management letter or other agreement between such Company Stockholder and the Company (excluding any employment agreement or offer letter, equity award or employment benefit agreement) shall terminate without any further liability to the Company or its Affiliates.

8. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the effective time of the Merger; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination.

9. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective Parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party hereto.

12. No Waivers. No waivers of any breach of this Agreement extended by CHFW to the Company Stockholder shall be construed as a waiver of any rights or remedies of CHFW with respect to any other stockholder of the Company that has executed an agreement substantially in the form of this Agreement with respect to equity held or subsequently held by such stockholder or with respect to any subsequent breach of the Company Stockholder or any other such stockholder of Company. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

13. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

14. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

15. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) each of the Board of Directors of CHFW and the Board of Directors of the Company has approved the transactions contemplated by the Business Combination Agreement, (b) the Business Combination Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

16. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

17. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

18. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

19. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CONSONANCE-HFW ACQUISITION CORP.

By:
Name:
Title:

SURROZEN, INC.

By:
Name:
Title:

COMPANY STOCKHOLDER:

By:
Name:
Title:

Shares of Common Stock:

Shares of Series A Preferred Stock:

Shares of Series B Preferred Stock:

Shares of Series C Preferred Stock: